UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2011

CHINA YOUTH MEDIA, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-33067

Delaware (State or other jurisdiction of incorporation)	87-0398271 (I.R.S. Employer Identification No.)
3301 30th Avenue S Grand Forks, North Dakota (Address of principal executive offices)	58201-6009 (Zip Code)

Registrant’s telephone number, including area code:  (701) 757-1066

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on July 7, 2011, John F. Norris, Jr., our Chief Executive Officer, was unanimously elected by the then-existing Board of Directors to serve as a Director until the next annual meeting of shareholders or until his successor is elected.

Biographical and background information for Mr. Norris can be found in our Current Report on Form 8-K filed with the Commission on June 27, 2011.

Item 7.01   Regulation FD Disclosure.

On July 13, 2011, we issued a press release announcing the appointment of John F. Norris, Jr. to our Board of Directors.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release of China Youth Media, Inc. dated July 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA YOUTH MEDIA, INC. (Registrant)

Dated: July 13, 2011	By:	/s/ Richard MacPherson
Name:Richard MacPherson
Title: President